Exhibit 10.39

June 1, 2016

William Brod

2018 Laura Lane

La Porte, Texas 77571

Dear William:

It has been a pleasure working with you over the past several months and the Board of Directors and I both recognize and appreciate you and your efforts to date.   In this regard and based on our discussions, we agree to modify the terms of your employment as a Senior Vice President and Chief Financial Officer.

The following are revisions to the terms of your offer letter dated November 18, 2015 (attached) and are effective as of the date of your acceptance of this letter:

Paragraph 7 h. of your offer letter of November 18, 2015 is deleted and the following is substituted therefor:

h.Special Severance and Retention Bonus:

i.

In the event you are terminated for other than cause or disability, or in the event there is a change of control/acquisition resulting in your termination or a substantial reduction of or material change in your responsibilities, M&I agrees to provide you a severance package equal to up to twelve (12) months of your then current base salary plus $80,000.00 of Annual Variable Cash Bonus and will reimburse your COBRA medical insurance costs, if elected, for you and your dependents for up to twelve (12) months.  Such severance and reimbursement will be paid on a monthly basis and ceases upon your commencement of other employment.

ii.

Retention Bonus:  As an incentive to retain your services, if we do not do a merger deal with ENG before February 1, 2017, you will receive a cash bonus of $100,000.00 payable in March, 2017 based on your continued employment thru February 15, 2017.  This bonus will not be paid if you are provided a severance package as noted in i. above.

William, I appreciate having you as a key member of the team and I look forward to our continuing to work together.

If you accept these amended terms, please sign and date two copies of this letter and return one signed copy to me.

Sincerely,

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Date: June 1, 2016	By:	/s/ Charles M. Dauber
Charles M. Dauber
President and CEO

I agree to employment by AETI based on the foregoing amended terms.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Date: June 1, 2016	By:	/s/ William B. Brod
William B. Brod
Chief Financial Officer

January 16, 2017

William Brod

2018 Laura Lane

La Porte, Texas 77571

Dear William,

This letter is in follow up to our letter agreement dated June 1, 2016 wherein certain changes were made to your employment as provided in our letter agreement dated November 18, 2015.  The purpose of this letter is to clarify certain items in the prior letter agreements as set forth herein.

Specifically, this letter clarifies that the special severance provided under Paragraph 7 h of our letter agreement dated November 18, 2015as modified by our June 1, 2016 letter agreement, only applies in the event of involuntary termination of employment by M&I Electric/American Electric Technologies, Inc.  This letter further clarifies that in the event of such involuntary termination,  the severance and reimbursement pay provided thereunder shall be paid in no more than twelve (12) monthly installments beginning the first day of the first full month after involuntary termination.  In no event will you be able to, directly or indirectly, designate the calendar year of any payment you are entitled pursuant to Paragraph 7 h. Finally, this letter clarifies that all letter agreements M&I Electric/American Electric Technologies, Inc. has entered into with you are intended to comply with the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent applicable, and shall be interpreted to avoid any penalty sanctions under section 409A of the Code.  Accordingly, all provisions therein, or incorporated by reference, shall be construed and interpreted to comply with section 409A of the Code and, if necessary, any such provision shall be deemed amended to comply with section 409A of the Code and regulations thereunder.

Please sign and date two sets of this letter in the place indicated below and return one to the undersigned.

Sincerely,

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Date: February 3, 2017	By:	/s/ Charles M. Dauber
Charles M. Dauber
President and CEO

I agree to the clarifications to the terms of my employment with M&I Electric/American Electric Technologies, Inc. as provided in the forgoing letter.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Date: February 3, 2017	By:	/s/ William B. Brod
William B. Brod
Chief Financial Officer

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